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                                                             Exhibit 10(h)


                                      KOLLMORGEN
                    1992 STOCK OWNERSHIP PLAN FOR NON-EMPLOYEE DIRECTORS
                        (as amended 5/8/96)

                ARTICLE I:  PURPOSE AND DEFINITIONS

1.             Purpose

               The purpose of the Kollmorgen 1992 Stock Ownership Plan for Non-Employee Directors (the "Plan") is to help in attracting and retaining as members of the Board of Directors (the "Board") of Kollmorgen Corporation, a New York corporation (the "Corporation"), qualified persons who are not employees of the Corporation or its subsidiaries ("Non-Employee Directors"), and to secure for the Corporation the benefits of the incentive inherent in increased Common Stock ownership by Non-Employee Directors. As used herein, the term "Corporation" shall also mean any successor to substantially all of the business of the Corporation.

2.             Definitions

               As used herein:

               "Common Stock" means the common stock of the Corporation, par value $2.50 per share, or such other class or kind of shares or other securities as may be applicable under Article V, Section 4.

               "Corporate Termination" shall mean the dissolution or liquidation of the Corporation.

               "Directors' Fees" means the total quarterly retainer fees to be paid to Non-Employee Directors of the Corporation for service on the Board or Committees thereof, as set forth in the By-Laws of the Corporation.

               "Directors' Fee Shares" means shares of Common Stock granted pursuant to Article IV, Section 1 of the Plan.

               "Effective Date" shall be the date of the adjournment of the annual meeting of shareholders of the Corporation at which the Plan is approved by a majority of the shareholders of the Corporation entitled to vote thereon.

               "Election Percentage" has the meaning prescribed in Article IV,
Section 1(b).

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

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               "Fair Market Value" means, as of any day, (i) if shares of
Common Stock are listed on the New York Stock Exchange, the per share closing price of the shares of Common Stock as reported on the New York Stock Exchange composite tape on the day on which such determination is being made, or, if there was no sale of shares of Common Stock so reported, then on the most recent preceding trading day on which there was such a sale, (ii) if shares of Common Stock are not listed on the New York Stock Exchange, but are listed on another national securities exchange or exchanges, the per share closing price of the shares of Common Stock as reported for such exchange (or if more than one such exchange, then the principal stock exchange for trading of the shares of Common Stock) on the day on which such determination is being made, or, if there was no sale of shares of Common Stock so reported, then on the most recent preceding trading day on which there was such a sale, (iii) if the shares of Common Stock are not listed on any national securities exchange, then the last price for the shares of Common Stock as reported on the National Association of Securities Dealers, Inc. Automated Quotation
System on the day on which such determination is being made, or, if there was no sale of shares of Common Stock so reported, then on the most recent preceding trading day on which there was such a sale, or (iv) if the shares of Common Stock are not listed on any national securities exchange and sales of shares of Common Stock are not reported as specified in clause (iii) of this definition, then the last price for the shares of Common Stock reported for the over-the-counter market on the day on which such determination is being made, or, if there was no sale of the shares of Common Stock so reported, then on the most recent preceding trading day on which there was such a sale.

               "Grant Date" means, with respect to any Option or Directors' Fee Share, the date on which such Option or Directors' Fee Share was granted.

               "Option" means a non-qualified stock option, issued under the Plan, to purchase shares of Common Stock.

               "Optioned Shares" means the shares of Common Stock subject to an Option granted under the Plan.

               "Optionee" means a recipient of an Option under the Plan or, where appropriate, such person's estate, beneficiary or legal representative.

               "Quarter" means any quarter of the Corporation's fiscal year that ends after the Effective Date.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.


                                 ARTICLE II:  ELIGIBILITY;
                             SHARES AVAILABLE; AND ADMINISTRATION

1.             Eligibility; Shares Available for Grant

               (a) Eligibility. Options and Directors' Fee Shares shall be granted only to Non-Employee Directors.

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               (b) Shares Available.  The total number of shares of Common
Stock which may be issued under the Plan shall be 325,000, inclusive of any shares of Common Stock issued under the Plan or reserved for issuance upon the exercising outstanding stock options on or before May 8, 1996, and may be authorized and unissued shares or issued and reacquired shares, as the Board of Directors may from time to time determine. If an unexercised Option or a Directors' Fee Share shall expire, terminate, be forfeited or be cancelled for any reason, the share of Common Stock relating thereto shall again be available for grant under the Plan, in the form of either an option or a Directors' Fee Share.

2. Administration. The Plan is designed to operate automatically and not require administration. However, to the extent that administration is necessary, the Plan shall be administered by the Personnel and Compensation Committee (the "Committee") of the Board of Directors of the Company. The Committee shall have full authority to administer and interpret the Plan, and to promulgate such rules and regulations with respect to the Plan as it deems necessary, and to make all other decisions and determinations necessary or appropriate for the administration of the Plan. Decisions and determinations of the Personnel and Compensation committee shall be final and binding upon all persons having an interest in the Plan.


                                  ARTICLE III:  OPTIONS

1.             Grant of Options

               (a) Grants Effective as of 1996 Annual Meeting. Effective as of the date of the adjournment of the 1996 Annual Meeting of Shareholders, each Non-Employee Director shall automatically be granted an Option to purchase 15,000 shares of Common Stock on the terms herein provided.

               (b) Grants to Subsequently Elected Non-Employee Directors. Each Non-Employee Director who is first elected to the Board on a date subsequent to the 1996 Annual Meeting of Shareholders shall automatically be granted, effective as of the date of such election to the Board, an Option to purchase 15,000 shares of Common Stock on the terms herein provided.

               (c) One-Time Matching Grants Following Initial Grants. Each Non-Employee Director who is granted an Option under paragraphs (a) or (b) above shall be granted an additional Option to purchase that number of shares of Common Stock (not to exceed 10,000) that such Non-Employee Director purchases on the open market during the ninety (90) day period immediately following the Grant Date of the Option granted under paragraph (a) or (b), as the case may be. The Grant Date of the Options hereby granted shall be deemed to be the ninety-first (91st) day immediately following the Grant Date of the Options granted under paragraph (a) or (b), as the case may be, and the Exercise Price of the Options hereby granted shall be the Fair Market Value of a share of Common Stock on the Grant Date.

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               (d) Option Agreement.  The terms of each Option shall be
embodied in an agreement which shall contain terms not inconsistent with the Plan and which shall incorporate the Plan by reference. Each Agreement shall:
(i) state the Grant Date of such Option, (ii) state the number of shares of Common Stock issuable in connection with the Option, (iii) state the exercise price of the Option, (iv) be signed by the Optionee and, on behalf of the Corporation, by a person designated by the Committee, and (v) be delivered to the Optionee. Notwithstanding anything contained herein, each grant of an Option shall be conditioned upon the recipient signing such agreement.

2.             Terms and Conditions of Options

               (a) Vesting; Termination. Each Option granted hereunder shall become exercisable (i) for up to one-half of the Optioned Shares on or after twelve months following the Grant Date; and (ii) for all of the Optioned Shares on or after twenty-four months following the Grant Date. No Option or any part of an Option shall be exercisable after the expiration of ten years from the Grant Date of the Option or after earlier termination in accordance with the terms of the Plan.

               (b) Exercise Price. The per share exercise price of any Option granted hereunder shall be the Fair Market Value of a share of Common Stock on the Grant Date; Section 2(a)(ii), the Fair Market Value of a share of Common Stock on the Grant Date.

               (c) Notice of Exercise. Subject to the terms of the Plan, a Non-Employee Director may exercise all or any portion of an Option by giving written notice to the Committee. The date of exercise of the Option with respect to the number of shares of Common Stock specified in the notice shall be the later of (i) the date on which the Secretary of the Corporation receives such written notice or (ii) the date on which the conditions provided in Article III, Section 2(d) and Article V, Section 2 are satisfied.


               (d) Payment.  Prior to the issuance of a certificate pursuant to
Article III, Section 2(f) hereof evidencing shares of Common Stock in respect of which all or a portion of an Option shall have been exercised, a Non-Employee Director shall have paid to the Corporation the exercise price in respect of all such shares (i) in cash or (ii) in shares of Common Stock already owned by such Non-Employee Director having a Fair Market Value, on the date of such payment, equal to such exercise price, or (iii) a combination of (i) and (ii).

               (e) Shareholder Rights. A Non-Employee Director shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon exercise of an Option until a certificate or certificates evidencing such shares shall have been issued to such Non-Employee Director, and no adjustment shall be made for dividends or distributions or other rights in respect of any share of Common Stock for which the record date is prior to the date upon which the Non-Employee Director shall become the holder of record thereof.

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               (f) Delivery of Certificate.  As soon as practicable following the date of exercise of an Option, a certificate evidencing the appropriate number of shares of Common Stock issued in connection with such exercise shall be issued to the Non-Employee Director in his or her name.

3.             Exercise of Options Following Termination of Service

               (a) Termination not for Cause. Upon termination of a Non-Employee Director's service as a director of the Corporation for any reason (including death, disability or retirement) other than as set forth in
Article III, Section 3(b), such Non-Employee Director may exercise any Option that was exercisable at the time of such termination at any time during the period equal to the greater of (i) one month for each year of service as a non-employee director up to a maximum of twelve (12) months, or (ii) ninety
(90) days, following the date of such termination of service for any reason other than death and, in the case of death, until one year following the date of death. Upon the expiration of the applicable post-termination exercise period, any such Option, to the extent not exercised, shall be cancelled without payment therefor.

               (b) Termination for Cause and Voluntary Resignation Without Consent. In the event that a Non-Employee Director voluntarily resigns from the Board without the consent of the Board or is removed from the Board for Cause (as defined below), any Option granted to such Non-Employee Director, whether then vested and exercisable or not, shall terminate, as of the date of such removal. For purposes of this Article III, Section 3(b), removal for "Cause" shall mean a removal as a director by reason of (i) any act or omission which constitutes a material breach by the Non-Employee Director of an obligation to the Corporation, (ii) the conviction by the Non-Employee Director of a felony, or the perpetration by the Non-Employee Director of a dishonest act or common law fraud against the Corporation, or (iii) any other willful act or omission which is materially injurious to the financial condition or business reputation of the Corporation.


                              ARTICLE IV:  DIRECTORS' FEE SHARES

1.             Directors' Fee Shares

               (a) Grants. On the last day of each Quarter, each Non-Employee Director shall be granted an award of Directors' Fee Shares having a Fair Market Value equal to the amount of the Directors' Fee Shares due to such Non-Employee Director for the just concluded Quarter multiplied by his applicable Election Percentage. No fractional shares shall be issued.

               (b) Election Percentage. As of the Effective Date, each Non-Employee Director shall be deemed to have elected an Election Percentage equal to 50%. Thereafter, any Non-Employee Director may change his Election Percentage to any amount between 50% and 100%, by giving the Secretary of the Corporation six months and one day's prior written notice. Any notice of any change of an Election Percentage shall not be effective until six months and one day after such notice is given.

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               (c) Grant of Directors' Fee Shares in Lieu of Cash Payment of
Directors' Fees. As consideration for the grant of Directors' Fee shares for any Quarter, each Non-Employee Director discharges the Corporation from any obligation to pay him Directors' Fee Shares in cash for that Quarter in an amount equal to the amount of his Directors' Fee Shares that would have been paid in cash but for the grant of Directors' Fee Shares, multiplied by the applicable Election Percentage.

2.             Terms and Conditions of Directors' Fee Shares

               (a) Share Certificates; Rights and Privileges. At the time Directors' Fee Shares are granted to a Non-Employee Director, share certificates representing the appropriate number of shares of Common Stock shall be registered in the name of the Non-Employee Director but shall be held by the Corporation in custody for the account of such person. The certificates shall bear a legend restricting their transferability as provided in
Article V, Section 3(b). The Non-Employee Director shall have all the rights and privileges of a shareholder as to such shares, including the right to receive dividends and the right to vote such shares, subject to the restrictions set forth in Article V, Section 3(b). The Directors' Fee Shares shall be immediately vested upon grant, and shall not be forfeitable to the Corporation.

               (b) Delivery of Shares. As soon as practicable following the lapse of the restrictions as provided in Article V, Section 3(b), a share certificate for such shares shall be delivered, free of all such restrictions, to the Non-Employee Director.


                               ARTICLE V:  GENERAL PROVISIONS

1.             Effectiveness of the Plan.

               This Plan shall become effective on, and shall have no force and effect until, the Effective Date.

2.             Limitation on Issuance and Delivery of Shares of Common Stock.

               Notwithstanding anything to the contrary contained herein, no Option shall be exercisable and no Directors' Fee Share shall be granted unless the shares of Common Stock subject to the Option, or the Directors' Fee Share, as the case may be, have been registered under the Securities Act, and qualified under applicable state "blue sky" laws in connection with the offer and sale thereof, or the Corporation has determined that an exemption from registration under the Securities Act and from qualification under such state "blue sky" laws is available and is applicable to the issuance of shares of Common Stock in connection with the exercise of an Option or the grant of a Directors' Fee Share. In the event that a Directors' Fee Share cannot be granted by reason of this Section, the Corporation shall pay the Non-Employee Director, in cash, the value of such Directors' Fee Share, on the date, that such Directors' Fee Share would have been paid, but for this Section.

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3.             Non-Transferability of Options or Shares of Common Stock.

               (a) Options. Options granted hereunder shall not be transferable otherwise than (i) by will or the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or the rules thereunder. An Option shall be exercisable during the Optionee's lifetime only by such Optionee or by the Optionee's legal representative.

               (b) Common Stock. Shares of Common Stock acquired pursuant to the exercise of an Option or the grant of Directors' Fee Shares shall not be transferred for six months following the Grant Date of such Option or Directors' Fee Shares.

4.             Certain Adjustments

               (a) Generally. In the event of any consolidation, recapitalization, reclassification, stock dividend, distribution of property, special cash dividend or other change in corporate structure affecting the Common Stock, (other than as set forth in Article V, Section 4(b) or (c), below), adjustments may be made by the Committee in order to preserve to the holders of outstanding Options rights thereunder substantially equivalent to the rights held by them immediately prior to such event under such outstanding Options, including adjustments to the number, class and exercise price of shares subject to outstanding Options granted under the Plan, or such adjustments or other actions as the Committee may deem appropriate.

               (b) Cash Out of Options in the Event of a Corporate Termination. Anything herein contained notwithstanding, immediately prior to a Corporate Termination, each Optionee shall receive from the Corporation an amount in cash, in a lump sum, for each share of Common Stock subject to an Option (whether or not vested) held by such Optionee equal to the difference between the exercise price of the Option and the last Fair Market Value of a share of Common Stock prior to the Corporate Termination; provided, however, that each Option granted within the six months prior to the Corporate Termination shall not be subject to a Cash Out, but instead shall become fully vested and exercisable immediately prior to the Corporate Termination.

               (c) Merger.  In the event of any merger of the Corporation,
(i) the terms of each Option and Directors' Fee Share, including, without limitation, the terms regarding vesting, exercisability, transfer, forfeitability and delivery of shares of Common Stock, shall continue to be governed by the terms of the Plan; (ii) each Non-Employee Director shall be entitled to receive upon the exercise of each Option, the same per-share consideration received by each of the Corporations' shareholders in connection with such merger, multiplied by the number of Optioned Shares covered by such Option; and (iii) each Non-Employee Director shall be entitled to receive for each Directors' Fee Share the same per-share consideration received by each of the Corporation's shareholders in connection with such merger.

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5.             Amendment of the Plan

               The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that
(i) any amendment which must be approved by the shareholders of the Corporation in order to maintain the continued qualification of the Plan under Rule 16b-3 under the Exchange Act or any successor provision, or the approval of which is otherwise required by law or by the rules of any stock exchange upon which shares of Common Stock are traded, shall not be effective unless and until such shareholder approval has been obtained in compliance with such rule or law and (ii) provisions of the Plan which govern the amount, price or timing of the award of an Option shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or the rules thereunder. No termination or amendment of the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee.

6.             Termination of the Plan

               Unless previously terminated pursuant to Article V, Section 5, the Plan shall terminate immediately prior to the tenth annual meeting of shareholders of the Corporation occurring after the Effective Date, and no further Options or Directors' Fee Shares may be granted hereunder after such date. Options then outstanding may continue to be exercised in accordance with their terms and Directors' Fee Shares still held by the Corporation under
Article IV, Section 2(a) shall be delivered as provided in Article IV,
Section 2(b).

7.             Withholding of Taxes

               The Corporation shall have the right, prior to the delivery of any certificates evidencing shares of Common Stock or upon the grant of any Directors' Fee Shares, to require the relevant Non-Employee Director to remit to the Corporation an amount in cash or Common Stock sufficient to satisfy any federal, state or local tax withholding requirements.

8.             Use of Proceeds

               The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Corporation's general funds and used for general corporate purposes.

9.             Miscellaneous

               (a) No Rights to Grants or Continued Service. Except as expressly provided for in the Plan, no Non-Employee Director shall have any claim or right to be granted an Option or Directors' Fee Shares under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Corporation as a director.

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               (b) No Restriction on Right of the Corporation to Effect
Corporate Changes. Nothing in the Plan shall affect the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

               (c) Exchange Act. Notwithstanding anything contained in the Plan or any agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Non-Employee Director pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

               (d) Governing Law. The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts executed in and to be performed in that State.